EXHIBIT 5.1

[CONYERS DILL & PEARMAN LETTERHEAD]

May 25, 2005

Xyratex Ltd

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs

Xyratex Ltd (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-8 (Registration No. 333-) filed with the Securities and Exchange Commission (the “Commission”) on 25 May 2005 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of 500,000 common shares of the Company, par value US$0.01 per share (the “Common Shares”) which may be issued to option holders pursuant to the Xyratex Ltd Sharesave Plan (the “Plan” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan.  We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 28 April 2005, copies of minutes of the annual general meeting of the members of the Company held on April 13, 2005 and a copy of the minutes of a meeting of the board of directors of the Company held on 4 January 2005 (together, the “Minutes”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft and where a number of drafts have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that the Registration Statement becomes and remains effective during the period when the Common Shares are offered and issued, (d) that the name and respective shareholding of each person to whom Common Shares are issued pursuant to the Plan will be duly entered in the Register of Members of the Company, (e) all applicable securities laws are complied with, (f) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (g) that the meetings reflected in the Minutes were each duly convened and held in accordance with the Bye-laws of the Company and that resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (j) compliance by the Company with the Rules of the National Association of Securities Dealers, and (k) that pursuant to the Plan share options are available to employees of the Company generally.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that the Common Shares to be issued upon exercise of the options provided for in the Plan have been duly authorised by all necessary corporate action of the Company, and when issued and paid for upon exercise of the options in accordance with the terms of the Plan, will be validly issued, fully paid and, provided the Plan so provides, non-assessable (which term when used herein means that no further sums are required to be paid by the holder in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ MARTIN S LANE
for Conyers Dill & Pearman